Exhibit 99.1

Barington/Hilco Acquisition Corp. Announces Signing of Merger Agreement with Oomba, Inc.

NEW YORK, May 16, 2017 -- Barington/Hilco Acquisition Corp. (NASDAQ: BHAC), a special purpose acquisition company (the "Company"), announced today that it has signed a definitive merger agreement with Oomba, Inc., a specialized social media and software development company. Oomba has entered into an Asset Purchase Agreement with GameWorks Entertainment, LLC, a premier entertainment and gaming venue. Upon closing under the merger agreement, the combined company will operate as Oomba GameWorks.

Oomba revolutionizes how people organize sports and games with its cloud-based tournament and league management system for eSports and other forms of competition. GameWorks’ venues provide a premiere entertainment and gaming experience with its dynamic roster of classic and modern attractions, such as arcade games, bowling, billiards, laser tag and virtual reality along with American cuisine and a wide range of craft beers and cocktails. GameWorks operates nine locations in large metropolitan areas across the United States.

Oomba GameWorks plans to continue its recent expansion into eSports, which began with the addition of eSports arenas in the Seattle, Las Vegas, and Denver locations, by upgrading its remaining locations. This plan is part of a larger strategy to aggressively grow the total number of GameWorks locations and invite professional eSports teams to become the exclusive home teams of each store, thereby making Oomba GameWorks the first and largest chain of eSports stadiums across the United States.

“After evaluating several different potential acquisition targets, we feel that Oomba and its growth prospects through the acquisition of GameWorks will provide tremendous value to our shareholders,” said Jeffrey Nuechterlein, Chairman of Barington/Hilco Acquisition Corp. “Oomba GameWorks is uniquely positioned to offer an enriched entertainment and dining experience with an emphasis on creating a stadium-like atmosphere for the burgeoning eSports industry.”

Michael Williams, CEO of Oomba, Inc., stated, “We are very excited about our further expansion into eSports and virtual reality. These are two of the fastest growing sectors in entertainment. It is our vision to transform GameWorks into the largest chain of eSports stadiums across the United States. By doing so, we expect to create tremendous shareholder value.”

“Both Barington Capital Group and Hilco Global have extensive experience advising consumer focused businesses and this merger provides significant resources to support the planned development of a nation-wide network of Oomba GameWorks locations,” stated Greg Stevens, CEO of GameWorks Entertainment, LLC. “We look forward to leveraging the capital markets and delivering shareholder value as a public company.”

Transaction Details

Pursuant to the Merger Agreement, Oomba is purchasing the assets of GameWorks Entertainment LLC, and merging the combined company into the Company at an agreed enterprise value of $60,000,000.

EarlyBirdCapital, Inc. is acting as financial advisor. The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the transaction, a copy of which will be filed by Barington/Hilco with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K.

About Barington/Hilco Acquisition Corp.

Barington/Hilco Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning the potential business combination. These statements are based on the Company's management's current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov.

Contact:

Investor Relations Contact:

MZ North America

Ted Haberfield

President

Tel: +1-760-755-2716

Email: thaberfield@mzgroup.us

Web: www.mzgroup.us